Exhibit 99.4

CONSENT OF DIRECTOR NOMINEE

I consent to the use of my name as a Director Nominee in the Registration Statement, including in the section “Management,” filed by Virgin Trains USA LLC on Form S-1 and each related Prospectus and each further amendment or supplement thereto.

Dated: November 16, 2018	/s/ Evan M. Lovell
Name: Evan M. Lovell